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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the references to our firm in Amendment No. 1 to the Form 10 Registration Statement and to the inclusion of our report dated June 27, 2001 with respect to the financial statements of Emtec, Inc. for the years ended March 31, 2001, 2000 and 1999 in Amendment No. 1 to the Form 10 Registration Statement to be filed by Emtec, Inc. with the Securities and Exchange Commission on July 12, 2001.




                                                /s/ Baratz & Associates, P.A.
                                                -----------------------------
                                                Baratz & Associates, P.A.


Marlton, New Jersey
July 12, 2001